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First Internet Bancorp

Nicole Lorch

(317) 532-7906

FIRST INTERNET BANCORP ANNOUNCES DIVIDEND AND DIVIDEND REINVESTMENT PLAN

INDIANAPOLIS, IN – March 20, 2013 - First Internet Bancorp (NASDAQ Capital Market: INBK), parent company of First Internet Bank of Indiana (www.firstib.com), a premier provider of online retail and business banking services nationwide, today announced its Board of Directors has declared a dividend for the first quarter of 2013 of $0.06 per common share payable on April 15, 2013, to shareholders of record at the close of business on April 1, 2013.

The Company previously announced a special dividend of $0.25 per common share in payable on December 28, 2012, which was the first dividend in its history. The Company expects to continue paying cash dividends on a quarterly basis; however the payment and amount of any future dividends will be determined by the Board on the basis of the Company’s financial condition, earnings, regulatory constraints and other factors.

David Becker, Chairman and CEO, stated: “Our financial performance has been strong over the past two years and has enabled First Internet to continue to reward its loyal shareholders in the form of a cash dividend. In a time when it’s difficult for investors to find investments that generate meaningful returns, we feel dividends are an important way to add value to an equity investment.”

The Company reported record financial results for 2012, which included 76% year-over-year growth in net income, 8.7% asset growth to $636.37 million at December 31, 2012, and a 10.8% increase in tangible book value to $29.46 per share at December 31, 2012.

The Company also announced the availability of a Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which provides shareholders a simple and convenient means of reinvesting cash dividends and making additional cash purchases of common stock on a quarterly basis without incurring brokerage fees.

For more information on the Plan, shareholders should contact Registrar and Transfer Company, which administers the Plan, keeps records, and sends statements of account to participants. Plan enrollment cards may be obtained at any time by contacting the Plan administrator and are available at the administrator’s website at www.rtco.com.

Shareholders may also opt to receive direct deposit of any future dividends to a checking or savings account by contacting the Plan administrator.

About First Internet Bancorp
First Internet Bancorp (NASDAQ Capital Market: INBK) is the parent company of First Internet Bank of Indiana. First Internet Bank opened for business in 1999.  The Bancorp became the parent of the Bank effective March 21, 2006.

About First Internet Bank
First Internet Bank of Indiana (http://www.firstib.com) is the first state-chartered, FDIC-insured institution to operate solely via the Internet and has customers in all 50 states. Deposit services include checking accounts, regular and money market savings accounts with industry-leading interest rates, CDs and IRAs. First Internet Bank also offers consumer loans, conforming mortgages, jumbo mortgages, home equity loans and lines of credit, and commercial loans. The bank is a wholly owned subsidiary of First Internet Bancorp.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: risks associated with the regulation of financial institutions and holding companies, including capital requirements and the costs of regulatory compliance; failures or interruptions in communications and information systems; general economic conditions and conditions in the lending markets; competition; the plans to grow commercial lending; the loss of key members of management and other matters discussed in the press release. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

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